Exhibit 99.1

AITX's RAD Publishes Case Study Detailing SARA's Agentic AI-Powered
Transformation of Dealer's Operations

New Report Highlights How SARA Reduced False Alarms by 85% and Tripled Response Speed, Following TMA Webinar Presentation

Detroit, Michigan, August 12, 2025 - Artificial Intelligence Technology Solutions, Inc. (the Company), (OTCID:AITX), along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD) today announced the publication of a new case study detailing the successful deployment and performance of RAD's SARA™ platform at OneWatch, an Indiana-based monitoring center and a RAD authorized dealer. The release of this case study follows a recent presentation during The Monitoring Association's Virtual Product Review (VPR) series, titled "Agentic AI Is Transforming Remote Monitoring Operations, Are You Ready?" The full webinar is available for viewing by following this link.

The newly published case study, titled "SARA, RAD's Agentic AI Monitoring Platform, Drives Efficiency at OneWatch," explores how OneWatch addressed staffing challenges, operator fatigue, and alarm overload by deploying RAD's SARA RVM solution. Designed to automate remote video monitoring, SARA enabled OneWatch to reduce false alarms by 85%, accelerate response times, and maintain service quality without increasing headcount. The results illustrate how AI-driven automation can directly support GSOC operations, helping organizations scale without compromising performance.

OneWatch CEO Austin Smith cited SARA's seamless integration with existing infrastructure and its ability to autonomously detect, verify, and respond to incidents as decisive factors in OneWatch's adoption of SARA. "SARA has completely transformed how we approach security monitoring," Smith said. "Our operators are no longer overwhelmed by false alarms and can focus on genuine security threats." The platform's autonomous voice-down capabilities and detailed reporting tools now serve as a foundation for OneWatch's daily operations and long-term growth strategy.

RAD's SARA platform shifted OneWatch's GSOC operations from continuous human surveillance to AI-supported exception management. Rather than manually monitoring hundreds of feeds, operators now rely on SARA to surface verified incidents and provide real-time context. This transition has improved operator morale, reduced burnout, and created a more efficient work environment. In addition to filtering nuisance alerts, SARA has demonstrated its value in deterring intrusions, preventing asset loss, and delivering faster incident resolution.

The case study details specific incidents where SARA initiated autonomous responses that led to positive outcomes. At a healthcare facility, the system detected suspicious activity near a restricted area, which triggered immediate notifications, enabling on-site personnel to intervene before property was removed. In another event at a construction site, SARA's voice-down feature deterred a theft in progress while simultaneously alerting OneWatch and local law enforcement, resulting in a successful intervention without delay.

Steve Reinharz, CEO/CTO and founder of AITX and RAD, emphasized the significance of the SARA deployment's impact on the broader monitoring industry. "In over two decades of innovation in this sector, I have never witnessed such immediate recognition and adoption of a new technology as we've seen with SARA," Reinharz said. "Monitoring centers are not just interested, they're acting. The results at OneWatch reflect what is possible when organizations are ready to let AI take a leadership role in their operations."

The success of SARA at OneWatch signals a shift in how remote monitoring centers can evolve to meet growing demand without relying solely on human resources. By integrating agentic AI into daily operations, OneWatch not only improved internal efficiency but also strengthened its competitive position in the market. With SARA handling routine detection and engagement, the company has redefined operator roles, transforming them into AI Surveillance Analysts focused on incident resolution, client communication, and strategic oversight.

RAD is actively working to bring similar outcomes to its network of nearly 100 authorized dealers and GSOC operators across the country. By equipping partners with SARA, the Company aims to transform remote monitoring at scale, empowering more organizations to lower costs, reduce false alarms, improve response times, and enhance service delivery through agentic AI.

The full case study is now available by following this link, providing detailed insights into how OneWatch successfully integrated SARA into its GSOC operations. Security leaders, integrators, and monitoring professionals are encouraged to view the related webinar, Agentic AI Is Transforming Remote Monitoring Operations, Are You Ready?, to explore how agentic AI is shaping the future of remote video monitoring.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

###

Doug Clemons
248-270-8273
doug.c@radsecurity.com

____________________________

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/